Filed Pursuant to Rule 433
                                                         File No.: 333-137620-13


The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

                        THE SERIES 2007-8 CERTIFICATES

                       Initial       Pass-
     Class or         Principal     Through
     Component       Balance(1)       Rate           Principal Types          Interest Types          CUSIP
 --------------------------------------------------------------------------------------------------------------------
 Offered Certificates
 Class I-A-1            $50,000,000  5.750%  Senior, Sequential Pay         Fixed Rate              94986A AA6
 Class I-A-2           $160,000,000  6.000%  Senior, Pass-Through           Fixed Rate              94986A AB4
 Class I-A-3(3)        $182,781,000  6.000%  Senior, Lockout, Exchangeable  Fixed Rate               94986A AC2
                                             REMIC
 Class I-A-4(3)          $6,671,000  6.000%  Senior, Lockout, Exchangeable  Fixed Rate              94986A AD0
                                             REMIC
 Class I-A-5           $421,000,000  6.000%  Senior, Sequential Pay         Fixed Rate              94986A AE8
 Class I-A-6(3)        $164,927,000  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AF5
                                             Exchangeable REMIC
 Class I-A-7(3)         $14,118,000  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AG3
                                             Exchangeable REMIC
 Class I-A-8             (4)         6.000%  Senior, Notional Amount        Fixed Rate,             94986A AH1
                                                                            Interest Only
 Class I-A-9(3)         $17,669,000  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AJ7
                                             Exchangeable REMIC
 Class I-A-10(3)        $10,943,000  6.000%  Senior, Accretion Directed,    Fixed Rate              94986A AK4
                                             Exchangeable REMIC
 Class I-A-11(3)        $51,671,000  6.000%  Senior, Accretion Directed,    Fixed Rate              94986A AL2
                                             Exchangeable REMIC
 Class I-A-12(3)        $27,478,000  6.000%  Senior, Sequential Pay,        Accrual, Fixed Rate     94986A AM0
                                             Exchangeable REMIC
 Class I-A-13(3)       $398,571,428   (2)    Super Senior, Pass-Through,    Floating Rate           94986A AN8
                                             Exchangeable REMIC
 Class I-A-14(3)        $66,428,572   (2)    Super Senior, Pass-Through,    Inverse Floating        94986A AP3
                                             Exchangeable REMIC             Rate
 Class I-A-15           $17,437,434  6.000%  Super Senior Support,          Fixed Rate              94986A AQ1
                                             Pass-Through

                       Initial       Pass-
     Class or         Principal     Through
     Component       Balance(1)       Rate           Principal Types          Interest Types          CUSIP
 --------------------------------------------------------------------------------------------------------------------
 Class I-A-16(3)       $465,000,000  6.000%  Super Senior, Pass-Through,    Fixed Rate              94986A AR9
                                             Exchangeable
 Class I-A-17(3)       $179,045,000  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AS7
                                             Exchangeable
 Class I-A-18(3)        $31,787,000  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AT5
                                             Exchangeable
 Class I-A-19(3)        $62,614,000  6.000%  Senior, Accretion Directed,    Fixed Rate              94986A AU2
                                             Sequential Pay, Exchangeable
 Class I-A-20(3)        $90,092,000  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AV0
                                             Exchangeable
 Class I-A-21(3)       $254,003,664  6.000%  Senior, Sequential Pay,        Fixed Rate              94986A AW8
                                             Exchangeable
 Class I-A-22(3)       $245,059,010  6.000%  Super Senior, Sequential Pay,  Fixed Rate              94986A AX6
                                             Exchangeable
 Class I-A-23(3)         $8,944,654  6.000%  Super Senior Support,          Fixed Rate              94986A AY4
                                             Sequential Pay, Exchangeable
 Class I-A-R                   $100  6.000%  Senior, Sequential Pay         Fixed Rate              94986A AZ1
 Class II-A-1           $55,000,000  6.000%  Senior, Lockout                Fixed Rate              94986A BA5
 Class II-A-2          $115,721,080  6.000%  Super Senior, Lockout          Fixed Rate              94986A BB3
 Class II-A-3           $37,523,033  6.000%  Super Senior Support, Lockout  Fixed Rate              94986A BC1
 Class II-A-4            (4)         6.000%  Senior, Notional Amount        Fixed Rate,             94986A BD9
                                                                            Interest Only
 Class II-A-5           $30,000,000  5.750%  Senior, Planned Amortization   Fixed Rate              94986A BE7
 Class II-A-6            $4,492,066  6.000%  Senior, Planned Amortization   Fixed Rate              94986A BF4
 Class II-A-7(3)       $196,080,682  6.000%  Super Senior, Planned          Fixed Rate              94986A BG2
                                             Amortization, Exchangeable
                                             REMIC
 Class II-A-8(3)       $112,000,000  6.000%  Super Senior, Planned          Fixed Rate              94986A BH0
                                             Amortization, Exchangeable
                                             REMIC
 Class II-A-9          $106,523,520  6.000%  Super Senior, Planned          Fixed Rate              94986A BJ6
                                             Amortization
 Class II-A-10          $74,225,317  6.000%  Senior, Planned Amortization   Fixed Rate              94986A BK3

                       Initial       Pass-
     Class or         Principal     Through
     Component       Balance(1)       Rate           Principal Types          Interest Types          CUSIP
 --------------------------------------------------------------------------------------------------------------------
 Offered Certificates
 Class II-A-11         $300,000,000   (2)    Super Senior, Accretion        Floating Rate           94986A BL1
                                             Directed, Scheduled
                                             Amortization
 Class II-A-12           (4)          (2)    Senior, Notional Amount        Inverse Floating        94986A BM9
                                                                            Rate, Interest Only
 Class II-A-13           $4,478,558  6.100%  Senior, Accretion Directed,    Accrual, Fixed Rate     94986A BN7
                                             Companion
 Class II-A-14             $100,000  6.100%  Senior, Companion              Accrual, Fixed Rate     94986A BP2
 Class II-A-15           $5,076,310  0.000%  Senior, Companion              Principal Only          94986A BQ0
 Class II-A-16(3)      $308,080,682  6.000%  Super Senior, Planned          Fixed Rate              94986A BR8
                                             Amortization, Exchangeable
 Class A-PO              (5)         0.000%  Senior, Component              Principal Only          94986A BS6
 Class B-1              $61,875,000  6.000%  Subordinated                   Fixed Rate              94986A BT4
 Class B-2              $16,500,000  6.000%  Subordinated                   Fixed Rate              94986A BU1
 Class B-3               $8,250,000  6.000%  Subordinated                   Fixed Rate              94986A BV9
 Components
 Class I-A-PO           $16,332,539  0.000%  Ratio Strip                    Principal Only              N/A
 Class II-A-PO           $2,401,200  0.000%  Ratio Strip                    Principal Only              N/A
 Non-Offered Certificates
 Class B-4               $5,501,000  6.000%  Subordinated                   Fixed Rate              94986A BW7
 Class B-5               $4,125,000  6.000%  Subordinated                   Fixed Rate              94986A BX5
 Class B-6               $4,125,106  6.000%  Subordinated                   Fixed Rate              94986A BY3

---------------------------------
(1) Approximate. The initial principal balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial principal balance of such class. The maximum initial principal balance of a class of exchangeable REMIC Certificates represents the initial principal balance of such class prior to any exchanges. The maximum initial principal balance of a class of exchangeable certificates represents the maximum principal balance of such class that could be issued in an exchange. The initial principal balances and maximum initial principal balances are subject to adjustment.

(2) The following table describes the methodology for determining the pass-through rate for the floating rate and inverse floating rate certificates.

                                     Initial Pass-              Pass-Through               Minimum       Maximum Pass-
         Class                       Through Rate               Rate Formula          Pass-Through Rate   Through Rate
         ---------------        ------------------------------------------------------------------------------------------
         Class I-A-13                 5.6900000%               LIBOR + 0.370%              0.370%            7.000%
         Class I-A-14                                      39.77999966% - (LIBOR x
                                      7.8600000%                 5.99999994)               0.000%         39.77999966%
         Class II-A-11*               5.8300000%               LIBOR + 0.510%              0.510%            6.100%
         Class II-A-12                0.2700000%               5.590% - LIBOR              0.000%            5.590%

            * Prior to and including the distribution date in November 2010, the Class II-A-11 Certificates will also be entitled to amounts received under a yield maintenance agreement. During this period, the Class II-A-11 Certificates will receive payments on each distribution date at an effective per annum rate equal to LIBOR + 0.510%, subject to a minimum rate of 0.510% and a maximum rate of 9.500%.

(3) Each of these classes is exchangeable, in combination with other classes or individually as specified in Schedule I, for certain other class or classes of certificates.

(4) The Class I-A-8, Class II-A-4 and Class II-A-12 Certificates are interest only certificates and have no principal balance. The initial notional amounts are expected to be approximately $2,083,333, $1,250,000 and $300,000,000, respectively.

(5) The Class A-PO Certificates will be deemed for the purposes of the distribution of principal to consist of two components as described in the table. The components are not severable.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

      The allocation of the Class A Non-PO Principal Distribution Amount to the Classes of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred.

      Group I-A Certificates

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-12 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates.

      II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

      first, to the Class I-A-R Certificates; and

      second, concurrently, as follows:

         (A) approximately 59.5873888633%, sequentially, as follows:

            (i) concurrently, to the Class I-A-3 and Class I-A-4 Certificates, pro rata, up to the Priority 1 Amount for such Distribution Date;

            (ii) concurrently, as follows:

               (a) approximately 63.0509469623%, to the Class I-A-5
            Certificates;

               (b) approximately 10.1344288123%, sequentially, to the Class
            I-A-1 and Class I-A-9 Certificates; and

               (c) approximately 26.8146242254%, sequentially, to the Class
            I-A-6 and Class I-A-7 Certificates;

            (iii) sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates; and

            (iv) concurrently, to the Class I-A-3 and Class I-A-4 Certificates, pro rata;

         (B) approximately 10.0648210077%, to the Class I-A-2 Certificates;

         (C) approximately 29.2508860537%, concurrently, to the Class I-A-13 and Class I-A-14 Certificates, pro rata; and

         (D) approximately 1.0969040753%, to the Class I-A-15 Certificates.

      Group II-A Certificates

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-14 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, to the Class II-A-11 Certificates, up to the Reduction Amount for such Distribution Date; and

      second, sequentially, to the Class II-A-13, Class II-A-11 and Class II-A-14 Certificates.

      II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-13 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, to the Class II-A-11 Certificates, up to the Reduction Amount for such Distribution Date; and

      second, to the Class II-A-13 Certificates.

      III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates, sequentially, as follows:

      first, concurrently, up to the Priority 2 Amount for such Distribution Date, as follows:

         (A) approximately 26.4113108446%, to the Class II-A-1 Certificates; and

         (B) approximately 73.5886891554%, concurrently, to the Class II-A-2 and Class II-A-3 Certificates, pro rata;

      second, sequentially, up to the PAC Principal Amount for such Distribution Date, as follows:

         (A) concurrently, as follows:

            (i) approximately 7.6803279069%, sequentially, to the Class II-A-5 and Class II-A-6 Certificates;

            (ii) approximately 68.6001429876%, sequentially, to the Class II-A-7 and Class II-A-8 Certificates; and

            (iii) approximately 23.7195291055%, to the Class II-A-9 Certificates; and

         (B) to the Class II-A-10 Certificates;

      third, concurrently, as follows:

         (A) approximately 98.3606555154%, sequentially, as follows:

            (i) to the Class II-A-11 Certificates, up to the Reduction Amount for such Distribution Date; and

            (ii) sequentially, to the Class II-A-13, Class II-A-11 and Class II-A-14 Certificates;

         (B) approximately 1.6393444846%, to the Class II-A-15 Certificates;

      fourth, sequentially, as follows:

         (A) concurrently, as follows:

            (i) approximately 7.6803279069%, sequentially, to the Class II-A-5 and Class II-A-6 Certificates;

            (ii) approximately 68.6001429876%, sequentially, to the Class II-A-7 and Class II-A-8 Certificates; and

            (iii) approximately 23.7195291055%, to the Class II-A-9 Certificates; and

         (B) to the Class II-A-10 Certificates; and

      fifth, concurrently, as follows:

         (A) approximately 26.4113108446%, to the Class II-A-1 Certificates; and

         (B) approximately 73.5886891554%, concurrently, to the Class II-A-2 and Class II-A-3 Certificates, pro rata.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for each Group will be distributed among the Classes of Class A Non-PO Certificates of such Group pro rata in accordance with their respective outstanding Principal Balances without regard to either the proportions or the priorities set forth above.

      Any amounts distributed on a Distribution Date to the holders of any Class in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

      The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9 and Class II-A-10 Certificates (the "PAC Group" or "PAC Certificates") to the percentage of the sum of the initial Principal Balances of the PAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class II-A-11 Certificates (the "Scheduled Certificates"), to the percentage of the initial Principal Balance of the Scheduled Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "Priority 1 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 1 Percentage, (ii) the Shift Percentage and (iii) the Group I Scheduled Principal Amount and (b) the product of (i) the Priority 1 Percentage, (ii) the Prepayment Shift Percentage and (iii) the Group I Unscheduled Principal Amount.

      The "Priority 1 Percentage" means the sum of the Principal Balances of the Class I-A-3 and Class I-A-4 Certificates divided by the Pool Balance (Non-PO Portion) for Loan Group I.

      The "Priority 2 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 2 Percentage, (ii) Shift Percentage and (iii) the Group II Scheduled Principal Amount and (b) the product of (i) the Priority 2 Percentage, (ii) the Prepayment Shift Percentage and (iii) the Group II Unscheduled Principal Amount.

      The "Priority 2 Percentage" means the sum of the Principal Balances of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates divided by the Pool Balance (Non-PO Portion) for Loan Group II.

      The "Group I Scheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the applicable Class A Percentage.

      The "Group I Unscheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the applicable Class A Prepayment Percentage.

      The "Group II Scheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the applicable Class A Percentage.

      The "Group II Unscheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the applicable Class A Prepayment Percentage.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                    Shift
                       Distribution Date Occurring In            Percentage
---------------------------------------------------------------- -------------
July 2007 through June 2012                                            0%
July 2012 and thereafter                                             100%

   The "Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                              Prepayment Shift
                      Distribution Date Occurring In             Percentage
------------------------------------------------------------  ----------------
July 2007 through June 2012..............................             0%
July 2012 through June 2013..............................            30%
July 2013 through June 2014..............................            40%
July 2014 through June 2015..............................            60%
July 2015 through June 2016..............................            80%
July 2016 and thereafter.................................           100%


Calculation and Allocation of Amount to be Distributed on the Classes of Exchangeable Certificates

      If an exchange of all or a portion of a REMIC Combination has occurred, the related Exchangeable Combination will be entitled to receive its proportionate share of principal distributions allocated to the Exchangeable REMIC Certificates included in such REMIC Combination on each Distribution Date. Such amount will then be distributed (i) in the case of each Exchangeable Combination other than Exchangeable Combination 8, to the individual Class within such Exchangeable Combination or (ii) in the case of Exchangeable Combination 8, concurrently, to the Classes of Exchangeable Certificates within such Exchangeable Combination, in proportion to each Class's Maximum Principal Balance.

                                  SCHEDULE I

                            EXCHANGEABLE SCHEDULE

            Exchangeable REMIC Class                         Exchangeable Class
            ------------------------                         ------------------
                             Maximum Initial        Exchangeable         Maximum Initial
     REMIC Combination     Principal Balance(1)      Combination       Principal Balance(1)
           REMIC                                    Exchangeable
        Combination 1                               Combination 1
           I-A-13              $398,571,428            I-A-16              $465,000,000
           I-A-14              $66,428,572

           REMIC                                    Exchangeable
        Combination 2                               Combination 2
           I-A-6               $164,927,000            I-A-17              $179,045,000
           I-A-7               $14,118,000

           REMIC                                    Exchangeable
        Combination 3                               Combination 3
           I-A-7               $14,118,000             I-A-18              $31,787,000
           I-A-9               $17,669,000

           REMIC                                    Exchangeable
        Combination 4                               Combination 4
           I-A-10              $10,943,000             I-A-19              $62,614,000
           I-A-11              $51,671,000

           REMIC                                    Exchangeable
        Combination 5                               Combination 5
           I-A-10              $10,943,000             I-A-20              $90,092,000
           I-A-11              $51,671,000
           I-A-12              $27,478,000

           REMIC                                    Exchangeable
        Combination 6                               Combination 6
          I-A-3(2)             $182,781,000            I-A-21              $254,003,664
          I-A-4(2)              $6,671,000
           I-A-6               $164,927,000
           I-A-7               $14,118,000
         I-A-10(2)             $10,943,000
         I-A-11(2)             $51,671,000
         I-A-12(2)             $27,478,000

           REMIC                                    Exchangeable
        Combination 7                               Combination 7
           II-A-7              $196,080,682            II-A-16             $308,080,682
           II-A-8              $112,000,000

            Exchangeable REMIC Class                         Exchangeable Class
            ------------------------                         ------------------
                             Maximum Initial        Exchangeable         Maximum Initial
     REMIC Combination     Principal Balance(1)      Combination       Principal Balance(1)
           REMIC                                    Exchangeable
        Combination 8                               Combination 8
          I-A-3(2)             $182,781,000            I-A-22              $245,059,010
          I-A-4(2)              $6,671,000             I-A-23               $8,944,654
           I-A-6               $164,927,000
           I-A-7               $14,118,000
         I-A-10(2)             $10,943,000
         I-A-11(2)             $51,671,000
         I-A-12(2)             $27,478,000

(1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the Maximum Initial Principal Balances of the indicated Classes bear to one another as shown above.

(2) In connection with this combination, this Class may be exchanged only in the proportion that 26.814621% of the Maximum Initial Principal Balance of such Class bears to the Maximum Initial Principal Balances of the related Classes of Exchangeable Certificates.

Appendix I

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC Group

                                       Percentage of
                                     Initial Aggregate
        Distribution Date            Principal Balance
        -----------------            -----------------
Up to and Including June 2007               100.00000000
July 2007                                    99.81071974
August 2007                                  99.57785845
September 2007                               99.30145430
October 2007                                 98.98157305
November 2007                                98.61830811
December 2007                                98.21178060
January 2008                                 97.76213928
February 2008                                97.26956055
March 2008                                   96.73424838
April 2008                                   96.15643418
May 2008                                     95.53637674
June 2008                                    94.87436200
July 2008                                    94.17070290
August 2008                                  93.42573918
September 2008                               92.63983710
October 2008                                 91.81338920
November 2008                                90.94681398
December 2008                                90.04055558
January 2009                                 89.09508340
February 2009                                88.11089178
March 2009                                   87.08849948
April 2009                                   86.02844935
May 2009                                     84.93130778
June 2009                                    83.79766428
July 2009                                    82.62813089
August 2009                                  81.42334170
September 2009                               80.18398350
October 2009                                 78.91075081
November 2009                                77.61350505
December 2009                                76.32483271
January 2010                                 75.04467839
February 2010                                73.77298702
March 2010                                   72.50970390
April 2010                                   71.25477469
May 2010                                     70.00814539
June 2010                                    68.76976236
July 2010                                    67.53957231
August 2010                                  66.31752230
September 2010                               65.10355972
October 2010                                 63.89763232
November 2010                                62.69968818
December 2010                                61.50967571
January 2011                                 60.32754368
February 2011                                59.15324116
March 2011                                   57.98671759
April 2011                                   56.82792270
May 2011                                     55.67680658
June 2011                                    54.53331962
July 2011                                    53.39741255
August 2011                                  52.26903642
September 2011                               51.14814258
October 2011                                 50.03468272
November 2011                                48.92860883
December 2011                                47.82987322
January 2012                                 46.73842850
February 2012                                45.65422761
March 2012                                   44.57722376
April 2012                                   43.50737051
May 2012                                     42.44462169
June 2012                                    41.38893145
July 2012                                    40.45809247
August 2012                                  39.53406103
September 2012                               38.61679263
October 2012                                 37.70624306
November 2012                                36.80236841
December 2012                                35.90512506
January 2013                                 35.01446965
February 2013                                34.13035915
March 2013                                   33.25275077
April 2013                                   32.38160203
May 2013                                     31.51687072
June 2013                                    30.65851489
July 2013                                    29.83602398
August 2013                                  29.01964941
September 2013                               28.20935049
October 2013                                 27.40508677
November 2013                                26.60681810
December 2013                                25.81450457
January 2014                                 25.02810654
February 2014                                24.24758463
March 2014                                   23.47289974
April 2014                                   22.70401300
May 2014                                     21.94088581
June 2014                                    21.18347982
July 2014                                    20.55574395
August 2014                                  19.94148518
September 2014                               19.34044879
October 2014                                 18.75238460
November 2014                                18.17704683
December 2014                                17.61419413
January 2015                                 17.06358940
February 2015                                16.52499978
March 2015                                   15.99819656
April 2015                                   15.48295511
May 2015                                     14.97905480
June 2015                                    14.48627895
July 2015                                    14.12069425
August 2015                                  13.76295209
September 2015                               13.41289854
October 2015                                 13.07038256
November 2015                                12.73525588
December 2015                                12.40737302
January 2016                                 12.08659118
February 2016                                11.77277027
March 2016                                   11.46577276
April 2016                                   11.16546373
May 2016                                     10.87171076
June 2016                                    10.58438390
July 2016                                    10.40157804
August 2016                                  10.22187366
September 2016                               10.04521875
October 2016                                  9.87156214
November 2016                                 9.70085353
December 2016                                 9.53304344
January 2017                                  9.36808323
February 2017                                 9.20592506
March 2017                                    9.04652190
April 2017                                    8.88982749
May 2017                                      8.73579634
June 2017                                     8.57752414
July 2017                                     8.42201587
August 2017                                   8.26922431
September 2017                                8.11910305
October 2017                                  7.97160643
November 2017                                 7.82668960
December 2017                                 7.68430845
January 2018                                  7.54441960
February 2018                                 7.40698041
March 2018                                    7.27194897
April 2018                                    7.13928407
May 2018                                      7.00894518
June 2018                                     6.88089248
July 2018                                     6.75508681
August 2018                                   6.63148966
September 2018                                6.51006318
October 2018                                  6.39077018
November 2018                                 6.27357405
December 2018                                 6.15843885
January 2019                                  6.04532920
February 2019                                 5.93421036
March 2019                                    5.82504815
April 2019                                    5.71780897
May 2019                                      5.61245980
June 2019                                     5.50896817
July 2019                                     5.40730215
August 2019                                   5.30743038
September 2019                                5.20932200
October 2019                                  5.11294668
November 2019                                 5.01827461
December 2019                                 4.92527647
January 2020                                  4.83392347
February 2020                                 4.74418727
March 2020                                    4.65604002
April 2020                                    4.56945435
May 2020                                      4.48440335
June 2020                                     4.40086057
July 2020                                     4.31880000
August 2020                                   4.23819607
September 2020                                4.15902365
October 2020                                  4.08125804
November 2020                                 4.00487495
December 2020                                 3.92985050
January 2021                                  3.85616122
February 2021                                 3.78378404
March 2021                                    3.71269629
April 2021                                    3.64287566
May 2021                                      3.57430024
June 2021                                     3.50694848
July 2021                                     3.44079921
August 2021                                   3.37583160
September 2021                                3.31202520
October 2021                                  3.24935988
November 2021                                 3.18781587
December 2021                                 3.12737373
January 2022                                  3.06801435
February 2022                                 3.00971895
March 2022                                    2.95246906
April 2022                                    2.89624653
May 2022                                      2.84103353
June 2022                                     2.78511696
July 2022                                     2.73022196
August 2022                                   2.67633061
September 2022                                2.62342528
October 2022                                  2.57148866
November 2022                                 2.52050372
December 2022                                 2.47045375
January 2023                                  2.42132230
February 2023                                 2.37309320
March 2023                                    2.32575058
April 2023                                    2.27927883
May 2023                                      2.23366260
June 2023                                     2.18888683
July 2023                                     2.14493668
August 2023                                   2.10179760
September 2023                                2.05945526
October 2023                                  2.01789562
November 2023                                 1.97710482
December 2023                                 1.93706930
January 2024                                  1.89777569
February 2024                                 1.85921088
March 2024                                    1.82136195
April 2024                                    1.78421625
May 2024                                      1.74776130
June 2024                                     1.71198486
July 2024                                     1.67687491
August 2024                                   1.64241962
September 2024                                1.60860737
October 2024                                  1.57542673
November 2024                                 1.54286649
December 2024                                 1.51091561
January 2025                                  1.47956326
February 2025                                 1.44879878
March 2025                                    1.41861171
April 2025                                    1.38899177
May 2025                                      1.35992883
June 2025                                     1.33141297
July 2025                                     1.30343443
August 2025                                   1.27598361
September 2025                                1.24905109
October 2025                                  1.22262760
November 2025                                 1.19670403
December 2025                                 1.17127145
January 2026                                  1.14632107
February 2026                                 1.12184424
March 2026                                    1.09783248
April 2026                                    1.07427744
May 2026                                      1.05117093
June 2026                                     1.02850490
July 2026                                     1.00627143
August 2026                                   0.98446275
September 2026                                0.96307122
October 2026                                  0.94208932
November 2026                                 0.92150969
December 2026                                 0.90132506
January 2027                                  0.88152832
February 2027                                 0.86211247
March 2027                                    0.84307063
April 2027                                    0.82439605
May 2027                                      0.80609137
June 2027                                     0.78815436
July 2027                                     0.77056439
August 2027                                   0.75331520
September 2027                                0.73640059
October 2027                                  0.71981451
November 2027                                 0.70355098
December 2027                                 0.68760416
January 2028                                  0.67196830
February 2028                                 0.65663773
March 2028                                    0.64160690
April 2028                                    0.62687036
May 2028                                      0.61242274
June 2028                                     0.59825877
July 2028                                     0.58437328
August 2028                                   0.57076119
September 2028                                0.55741749
October 2028                                  0.54433729
November 2028                                 0.53151575
December 2028                                 0.51894815
January 2029                                  0.50662982
February 2029                                 0.49455619
March 2029                                    0.48272278
April 2029                                    0.47112517
May 2029                                      0.45975902
June 2029                                     0.44862008
July 2029                                     0.43770417
August 2029                                   0.42700716
September 2029                                0.41652503
October 2029                                  0.40625382
November 2029                                 0.39618961
December 2029                                 0.38632859
January 2030                                  0.37666700
February 2030                                 0.36720114
March 2030                                    0.35792738
April 2030                                    0.34884216
May 2030                                      0.33994199
June 2030                                     0.33122341
July 2030                                     0.32268306
August 2030                                   0.31431762
September 2030                                0.30612382
October 2030                                  0.29809846
November 2030                                 0.29023841
December 2030                                 0.28254057
January 2031                                  0.27500191
February 2031                                 0.26761944
March 2031                                    0.26039025
April 2031                                    0.25331145
May 2031                                      0.24638023
June 2031                                     0.23959381
July 2031                                     0.23294947
August 2031                                   0.22644452
September 2031                                0.22007636
October 2031                                  0.21384238
November 2031                                 0.20774006
December 2031                                 0.20176692
January 2032                                  0.19592050
February 2032                                 0.19019841
March 2032                                    0.18460074
April 2032                                    0.17912266
May 2032                                      0.17376355
June 2032                                     0.16851946
July 2032                                     0.16338822
August 2032                                   0.15836767
September 2032                                0.15345570
October 2032                                  0.14865023
November 2032                                 0.14394923
December 2032                                 0.13935069
January 2033                                  0.13485265
February 2033                                 0.13045319
March 2033                                    0.12615039
April 2033                                    0.12194242
May 2033                                      0.11782743
June 2033                                     0.11380364
July 2033                                     0.10986928
August 2033                                   0.10602262
September 2033                                0.10226197
October 2033                                  0.09858566
November 2033                                 0.09499205
December 2033                                 0.09147953
January 2034                                  0.08804653
February 2034                                 0.08469150
March 2034                                    0.08141290
April 2034                                    0.07820926
May 2034                                      0.07507910
June 2034                                     0.07202099
July 2034                                     0.06903350
August 2034                                   0.06611526
September 2034                                0.06326489
October 2034                                  0.06048107
November 2034                                 0.05776248
December 2034                                 0.05510782
January 2035                                  0.05251584
February 2035                                 0.04998529
March 2035                                    0.04751496
April 2035                                    0.04510363
May 2035                                      0.04275015
June 2035                                     0.04045335
July 2035                                     0.03821211
August 2035                                   0.03602531
September 2035                                0.03389185
October 2035                                  0.03181068
November 2035                                 0.02978074
December 2035                                 0.02780099
January 2036                                  0.02587043
February 2036                                 0.02398806
March 2036                                    0.02215289
April 2036                                    0.02036463
May 2036                                      0.01862165
June 2036                                     0.01692306
July 2036                                     0.01526794
August 2036                                   0.01365540
September 2036                                0.01208458
October 2036                                  0.01055462
November 2036                                 0.00906467
December 2036                                 0.00761392
January 2037                                  0.00620155
February 2037                                 0.00482678
March 2037                                    0.00348883
April 2037                                    0.00157179
May 2037 and thereafter                       0.00000000

Appendix I

Scheduled Principal Balances as Percentages of Initial Principal Balance Scheduled Certificates

                                       Percentage of
                                     Initial Aggregate
        Distribution Date            Principal Balance
        -----------------            -----------------
Up to and Including June 2007               100.00000000
July 2007                                    99.88627402
August 2007                                  99.72482057
September 2007                               99.51564396
October 2007                                 99.25882772
November 2007                                98.95453502
December 2007                                98.60300897
January 2008                                 98.20457274
February 2008                                97.75962951
March 2008                                   97.26866228
April 2008                                   96.73223343
May 2008                                     96.15098420
June 2008                                    95.52563397
July 2008                                    94.85697931
August 2008                                  94.14589297
September 2008                               93.39332257
October 2008                                 92.60028922
November 2008                                91.76788595
December 2008                                90.89727595
January 2009                                 89.98969067
February 2009                                89.04642774
March 2009                                   88.06884877
April 2009                                   87.05837698
May 2009                                     86.01649471
June 2009                                    84.94474073
July 2009                                    83.84470744
August 2009                                  82.71803806
September 2009                               81.56645643
October 2009                                 80.39171606
November 2009                                79.20523774
December 2009                                78.04205582
January 2010                                 76.90184663
February 2010                                75.78429048
March 2010                                   74.68907161
April 2010                                   73.61587810
May 2010                                     72.56440189
June 2010                                    71.53433869
July 2010                                    70.52538795
August 2010                                  69.53725283
September 2010                               68.56964012
October 2010                                 67.62226026
November 2010                                66.69482720
December 2010                                65.78705849
January 2011                                 64.89867510
February 2011                                64.02940149
March 2011                                   63.17896551
April 2011                                   62.34709838
May 2011                                     61.53353464
June 2011                                    60.73801213
July 2011                                    59.96027192
August 2011                                  59.20005832
September 2011                               58.45711879
October 2011                                 57.73120393
November 2011                                57.02206746
December 2011                                56.32946614
January 2012                                 55.65315977
February 2012                                54.99291115
March 2012                                   54.34848602
April 2012                                   53.71965306
May 2012                                     53.10618382
June 2012                                    52.50785273
July 2012                                    52.03104550
August 2012                                  51.56823656
September 2012                               51.11921091
October 2012                                 50.68375622
November 2012                                50.26166289
December 2012                                49.85272394
January 2013                                 49.45673502
February 2013                                49.07349436
March 2013                                   48.70280276
April 2013                                   48.34446352
May 2013                                     47.99828248
June 2013                                    47.66406790
July 2013                                    47.37473374
August 2013                                  47.09653466
September 2013                               46.82928954
October 2013                                 46.57281963
November 2013                                46.32694845
December 2013                                46.09150182
January 2014                                 45.86630782
February 2014                                45.65119673
March 2014                                   45.44600104
April 2014                                   45.25055543
May 2014                                     45.06469670
June 2014                                    44.88826379
July 2014                                    44.66595708
August 2014                                  44.43736681
September 2014                               44.20272690
October 2014                                 43.96226579
November 2014                                43.71620664
December 2014                                43.46476734
January 2015                                 43.20816070
February 2015                                42.94659449
March 2015                                   42.68027156
April 2015                                   42.40938992
May 2015                                     42.13414290
June 2015                                    41.85471915
July 2015                                    41.51609205
August 2015                                  41.17612476
September 2015                               40.83493332
October 2015                                 40.49263058
November 2015                                40.14932629
December 2015                                39.80512715
January 2016                                 39.46013689
February 2016                                39.11445631
March 2016                                   38.76818339
April 2016                                   38.42141328
May 2016                                     38.07423844
June 2016                                    37.72674864
July 2016                                    37.33910590
August 2016                                  36.95384596
September 2016                               36.57097156
October 2016                                 36.19048488
November 2016                                35.81238759
December 2016                                35.43668085
January 2017                                 35.06336529
February 2017                                34.69244109
March 2017                                   34.32390794
April 2017                                   33.95776507
May 2017                                     33.59401127
June 2017                                    33.20389277
July 2017                                    32.81650453
August 2017                                  32.43184227
September 2017                               32.04990131
October 2017                                 31.67067657
November 2017                                31.29416251
December 2017                                30.92035327
January 2018                                 30.54924255
February 2018                                30.18082374
March 2018                                   29.81508982
April 2018                                   29.45203345
May 2018                                     29.09164697
June 2018                                    28.73392237
July 2018                                    28.37885134
August 2018                                  28.02642525
September 2018                               27.67663521
October 2018                                 27.32947200
November 2018                                26.98492616
December 2018                                26.64298796
January 2019                                 26.30364740
February 2019                                25.96689423
March 2019                                   25.63271798
April 2019                                   25.30110793
May 2019                                     24.97205315
June 2019                                    24.64554248
July 2019                                    24.32156457
August 2019                                  24.00010787
September 2019                               23.68116061
October 2019                                 23.36471088
November 2019                                23.05074655
December 2019                                22.73925535
January 2020                                 22.43022483
February 2020                                22.12364239
March 2020                                   21.81949527
April 2020                                   21.51777058
May 2020                                     21.21845529
June 2020                                    20.92153623
July 2020                                    20.62700010
August 2020                                  20.33483349
September 2020                               20.04502288
October 2020                                 19.75755462
November 2020                                19.47241499
December 2020                                19.18959014
January 2021                                 18.90906613
February 2021                                18.63082896
March 2021                                   18.35486451
April 2021                                   18.08115861
May 2021                                     17.80969701
June 2021                                    17.54046536
July 2021                                    17.27344929
August 2021                                  17.00863436
September 2021                               16.74600604
October 2021                                 16.48554978
November 2021                                16.22725097
December 2021                                15.97109496
January 2022                                 15.71706707
February 2022                                15.46515255
March 2022                                   15.21533664
April 2022                                   14.96760456
May 2022                                     14.72194149
June 2022                                    14.46722559
July 2022                                    14.21470045
August 2022                                  13.96434992
September 2022                               13.71615781
October 2022                                 13.47010794
November 2022                                13.22618412
December 2022                                12.98437016
January 2023                                 12.74464987
February 2023                                12.50700708
March 2023                                   12.27142559
April 2023                                   12.03788924
May 2023                                     11.80638189
June 2023                                    11.57688738
July 2023                                    11.34938961
August 2023                                  11.12387246
September 2023                               10.90031985
October 2023                                 10.67871574
November 2023                                10.45904408
December 2023                                10.24128888
January 2024                                 10.02543417
February 2024                                 9.81146401
March 2024                                    9.59936250
April 2024                                    9.38911376
May 2024                                      9.18070198
June 2024                                     8.97411136
July 2024                                     8.76932615
August 2024                                   8.56633066
September 2024                                8.36510921
October 2024                                  8.16564620
November 2024                                 7.96792607
December 2024                                 7.77193329
January 2025                                  7.57765241
February 2025                                 7.38506801
March 2025                                    7.19416472
April 2025                                    7.00492724
May 2025                                      6.81734033
June 2025                                     6.63138878
July 2025                                     6.44705747
August 2025                                   6.26433132
September 2025                                6.08319530
October 2025                                  5.90363447
November 2025                                 5.72563392
December 2025                                 5.54917884
January 2026                                  5.37425445
February 2026                                 5.20084604
March 2026                                    5.02893898
April 2026                                    4.85851870
May 2026                                      4.68957069
June 2026                                     4.52208052
July 2026                                     4.35603381
August 2026                                   4.19141626
September 2026                                4.02821365
October 2026                                  3.86641180
November 2026                                 3.70599663
December 2026                                 3.54695412
January 2027                                  3.38927031
February 2027                                 3.23293134
March 2027                                    3.07792338
April 2027                                    2.92423272
May 2027                                      2.77193720
June 2027                                     2.62106664
July 2027                                     2.47146930
August 2027                                   2.32313178
September 2027                                2.17604074
October 2027                                  2.03018293
November 2027                                 1.88554517
December 2027                                 1.74211434
January 2028                                  1.59987741
February 2028                                 1.45882144
March 2028                                    1.31893352
April 2028                                    1.18020086
May 2028                                      1.04261073
June 2028                                     0.90615046
July 2028                                     0.77080748
August 2028                                   0.63656927
September 2028                                0.50342342
October 2028                                  0.37135757
November 2028                                 0.24035943
December 2028                                 0.11041681
January 2029 and thereafter                   0.00000000